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                                                               Exhibit FS-5



                           AYE and DQE
           UNAUDITED PRO FORMA COMBINED STATEMENT OF RETAINED EARNINGS
                FOR TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                        (in thousands of $)


                                                                                 Total
                                                                 Pro Forma     Adjusted
                                             AYE        DQE     Adjustments*    Balance


      Balance at October 1, 1996            992,323    763,420                 1,755,743


      Add:

          Consolidated net income           252,698    190,989       (4,555)     439,132


      Deduct:

           Dividends on common stock        209,819    105,260                   315,079
           Cumulative adjustment                                     23,364       23,364


      Balance at September 30, 1997       1,035,202    849,149      (27,919)   1,856,432



* See Pro Forma Adjustments on the Unaudited Pro Forma Combined
  Balance Sheet